SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:
                         |_| Preliminary Proxy Statement
                         |_| Definitive Proxy Statement
                       |_| Definitive Additional Materials
                    |X| Soliciting Material Under Rule 14a-12
                |_| Confidential, For Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))

                                 GOAMERICA, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

GoAmerica and its directors and executive officers may be deemed to be participants in the solicitation of proxies from GoAmerica's stockholders to authorize the financing activities discussed in this filing and the exhibits thereto. Information regarding GoAmerica's directors and executive officers is contained in GoAmerica's proxy statement with respect to its Annual Meeting of Stockholders filed with the Securities and Exchange Commission ("SEC") on November 26, 2003. As of November 3, 2003, GoAmerica's directors and executive officers beneficially owned approximately7,295,598 shares (including issued and outstanding shares and shares underlying exercisable options and options that will become exercisable within 60 days of November 3, 2003) of GoAmerica's Common Stock. IMPORTANT INFORMATION AND WHERE TO FIND IT:

GoAmerica, Inc. plans to file a proxy statement with the SEC relating to a Special Meeting of Stockholders and the financing described in the Company's December 19, 2003 press releases. Investors and stockholders are urged to read the proxy statement when it becomes available, because it will contain important information about GoAmerica, the financing described in the Company's December 19, 2003 press releases, and related matters. When the proxy statement is completed, GoAmerica plans to send it to its stockholders to seek their approval of financing described in the Company's December 19, 2003 press releases and such other matters as are set forth in the proxy statement. A copy of the proxy statement (when it is filed) and other documents filed by GoAmerica with the SEC are available for no charge at the SEC's web site at http://www.sec.gov. GoAmerica's stockholders may also obtain the proxy statement and other documents without charge (except for certain exhibits and schedules) by directing a request to GoAmerica, Inc., Attention: Investor Relations Department, 433 Hackensack Avenue, Hackensack, New Jersey 07601, Telephone: (201) 996-1717

On December 19, 2003, the Company announced that it had executed definitive agreements with multiple investors providing for the investors to purchase
96,666,666 shares of the Company's Common Stock, par value $.01, for an aggregate purchase price of $14.5 million in a private placement offering (the "Financing"). The proposed Financing, which is subject to standard conditions, has been approved by the Company's Board of Directors and is being presented to GoAmerica's stockholders for approval at a special stockholder meeting to be held in early 2004. The Company has filed a preliminary proxy statement with respect to such special meeting of GoAmerica stockholders, the date for which will be established after any review of the preliminary proxy statement by the Securities and Exchange Commission is complete. The Company's Board of Directors has set December 31, 2003 as the Record Date for determination of stockholders entitled to receive notice of and vote at the special stockholder meeting. Aaron Dobrinsky, the Company's Executive Chairman, and Joseph Korb, the Company's Executive Vice Chairman, have entered into voting agreements with the Company to vote for the proposals to be presented at the special stockholder meeting.

As part of the Financing, on December 19, 2003, GoAmerica received an approximately $1 million secured bridge loan from the investors, which loan is not dependent on stockholder approval, pursuant to 10% Senior Secured Convertible Promissory Notes (the "Notes") and certain warrants. The Notes were purchased by the investors at their par value in proportional amounts to their aggregate investment commitments in the Financing. The principal on the Notes and accrued interest are due and payable on March 18, 2004, subject to extension for up to another 30 days upon the consent of the Company and the holders of a majority-in-interest of the Notes. Upon closing of the Financing after stockholder approval, the Notes and all accrued interest will automatically convert into Common Stock at a price of $0.15 per share. Payment of the Notes' principal and interest is secured by a pledge of the stock of the Company's wholly owned subsidiary, Wynd Communications Corporation.

Material documents relating to the Financing are filed as exhibits to this Current Report on Form 8-K and should be read in their entirety for a complete understanding of the Financing as well as what the Company has agreed in the event that GoAmerica stockholders do not approve the proposed Financing at the special stockholder meeting.

On December 23, 2003, the Company executed a settlement agreement with Eastern Computer Exchange, Inc. ("Eastern Computer") with respect to certain payment obligations pursuant to two equipment leases (the "Leases") by agreeing to pay Eastern Computer $350,000 upon closing the Financing in exchange for a full release of the Company and its affiliates. Eastern Computer had filed suit against the Company on July 2, 2003 (the "Litigation"), seeking monetary amounts of up to approximately $800,000 and dismissed the action without prejudice in October 2003 pending settlement discussions. In the event that the Financing does not close and the Company does not secure alternate financing by March 22, 2004, the Company has acknowledged and agreed to the entry of a judgment against the Company for the full amount of the Company's original debt pursuant to the Litigation.

In addition to the Financing and the settlement with Eastern Computer, the Company had previously entered into arrangements with certain of its creditors to relieve the Company of approximately $12 million of debt and contingent liabilities

                                    SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GOAMERICA, INC.



By: /s/ Daniel R. Luis
    ----------------------------
    Daniel R. Luis
    Chief Executive Officer

Dated:  December 24, 2003

                                  EXHIBIT INDEX


EXHIBIT NUMBER                          DESCRIPTION

4.1 Purchase Agreement, dated as of December 19, 2003, by and among GoAmerica, Inc. and each of the Investors

4.2 Registration Rights Agreement, dated as of December 19, 2003, by and among GoAmerica, Inc. and each of the Investors

4.3 Escrow Agreement, dated as of December 19, 2003, by and among GoAmerica, Inc., Sunrise Securities Corp. and Pedley Zeilke Gordinier & Pence, PLLC

4.4            Form of 10% Senior Secured Convertible Promissory Note

4.5            Form of Warrant  to  Purchase  Common  Stock of  GoAmerica,  Inc.
               (issued to the Investors)

4.6 Warrant to Purchase Common Stock of GoAmerica, Inc., issued to Derek Caldwell as nominee for Sunrise Securities Corp.

4.7 Warrant to Purchase Common Stock of GoAmerica, Inc., issued to Amnon Mandelbaum as nominee for Sunrise Securities Corp.

4.8 Pledge Agreement, dated as of December 19, 2003, by and between GoAmerica, Inc., each of the Investors, and Pedley Zielke, Gordinier & Pence, PLLC

4.9 Form of Voting Agreement entered into by GoAmerica, Inc. with each of Aaron Dobrinsky and Joseph Korb